U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): October 25, 2001


                                 WSN GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or jurisdiction of incorporation or organization)

                                    0-20277
                           (Commission File Number)

                                   11-2872782
                   (I.R.S. Employer Identification Number)

      1530 Brookhollow Road, Suite C, Santa Ana, California          92705
            (Address of principal executive offices)               (Zip Code)

                Registrant's telephone number:  (714) 427-0760


      (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) In a Form 8-K filed on January 12, 2001, the Registrant reported that on November 8, 2000, the Registrant had entered into an agreement with Delphi Communications, Inc. to purchase from this firm the license for radio station KMET and related assets. In exchange for these assets, the Registrant agreed to pay, under the terms of this agreement, 7,415,254 restricted shares of the Registrant, valued at $1,750,000.00. In addition, the Registrant agreed to assume all liabilities of the Seller existing on the closing date. In February 2001, the Federal Communications Commission this acquisition.

     On October 25, 2001, the parties agreed, by mutual consent, not to proceed with this transaction. This decision by the Registrant was based on the best interests of the Registrant and its shareholders.

     (b) On November 13, 2001, the Registrant entered into an agreement with Connect2Save, Inc., a Delaware Corporation, whereby the Registrant agreed to buy from this company all of the shares of Connect4Savings, Inc., a Delaware Corporation ("C4S"). C4S is principally engaged in the business of long distance telephone service and related technologies. Under the terms of this agreement, the Registrant agreed to pay to Connect2Save, Inc. 6,500,000 shares of restricted common stock of the Registrant in exchange for 100% of the issued and outstanding shares of C4S, subject to an escrow.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3.05(b)(1)(iii) of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report. Pro forma financial information shall also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to
Item 601 of Regulation S-B.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   WSN Group, Inc.



Dated: November 15, 2001                           By: /s/ John J. Anton
                                                   John J. Anton, President

                                 EXHIBIT INDEX

Number                           Exhibit Description

2      Stock Purchase Agreement between the Registrant and
       Connect2Save, Inc., dated November 13, 2001 (see below).

                                   EX-2

                           STOCK PURCHASE AGREEMENT


     AGREEMENT, dated as of the 13th day of November, 2001 by Connect2Save, Inc., a Delaware Corporation ("C2S") or ("Seller") and WSN Group Inc., a Nevada Corporation ("WSN") or ("Buyer").

                                WITNESSETH:

     WHEREAS, the Seller is the owner of all of the shares of Connect4Savings, Inc., a Delaware Corporation ("C4S"); and

     WHEREAS, Buyer is a fully reporting company, currently traded on the OTCBB under the symbol of WSNG; and

     WHEREAS, C4S is principally engaged in the business of long distance telephone service and related technologies (the "Business"); and

     WHEREAS, the Seller wishes to sell to Buyer, and Buyer wishes to purchase from the Seller, the shares of C4S, the components, services and know-how of the Sellers, all subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

1.  Purchase and Sale Agreement.

     1.1. Agreement of Purchase and Sale. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Execution Date the Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from the Seller, the Purchased Shares, free and clear of any and all liens, claims, charges or encumbrances of any nature whatsoever.

     1.2. Purchased Shares. As used in this Agreement, the term "Purchased Shares" means all of the shares of C4S, currently represented by the Seller as 75,000 shares of C4S, which shall include, through its Business, its properties and assets employed, used or available for use in the Business, real and personal, tangible and intangible, of every kind and nature, wherever located, as the same shall exist on the Closing Date, including, without limitation, all licenses, equipment, software, know-how and capability of C4S, including the rights and interests of C4S under warranties, guarantees, insurance policies, pending or executory contracts and commitments for the purchase or lease of materials, supplies or services in connection with the Business, pending or executory contracts and commitments for the sale or lease of products or services in connection with the Business, and other leases and pending or executory contracts and commitments of any nature relating to the Business; deferred charges, advance payments, prepaid expenses and deposits; rights of offset and credits of all kinds; all other names, brands and marks used in connection with the Business, and all derivatives and combinations thereof; all promotional materials; all research and development relating to the components, materials and systems; new products, new designs, processes or cost reductions which are used or useful or in any way related to or of potential benefit to the Business; telephone numbers listings and rights under governmental and administrative licenses, permits and approvals, (b) specifications, manuals and technical data, trade secrets, discoveries, blueprints, drawings, inventions, designs, patents, improvements, processes, product information and data, shop rights and know-how, and (c) all properties and assets now on hand with C4S in the business.

     1.3. Assumed Liabilities. None. The liabilities of the Business of C4S shall remain liabilities of C4S only.

     1.4.  Purchase Terms.

     (A)  Subject to any adjustment (as defined in Subsection
2.4(c)), the purchase price for the Purchased Assets shall be represented by the issuance of Six Million Five Hundred Thousand Shares of Common Stock of WSN Group, Inc., in exchange for 100% of the issued and outstanding shares of C4S.

     (B) The Sellers shall be granted one seat on the Board of Directors of WSN.

     (C) Upon the execution of this Agreement and completion transfer of required amountof Shares by WSN and C2s to the Escrow Agents, appointed in the Escrow Agreement executed on even date herewith, C4s shall be an independent subsidiary, commonly known as C4S, of WSN with management control remaining with existing shareholders of C4S. Management and Control shall include the following activities: 1) cash management; 2) accounting; 3) execution of contracts; 4) personnel decisions; 5) election of directors. Following the Close and until the earlier of : (1) the delivery of C2S of all the WSN transfer shares and the issuance and delivery to C2S of the Additional Shares or a determination that no Additional Shares are to be issued, all as more fully set forth hereinafter, or; (2) the written consent of C2S, the Business is to be conducted exclusively by C4S as an independent and wholly owned subsidiary of WSN known as the C4S Division of WSN. During such time, the control of all aspects of C4S shall be exclusively by persons designated by C2S which shall have, without other or further authorization, full entire, exclusive and absolute power, control and authority over, and management of the business assets and the affairs of the business to the same extent as if C4S was the sole owner of the property or business in its own right, subject only to such limitations as may be expressly imposed by this Agreement or by applicable law. The enumerating of specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. Without limiting the foregoing, C4S shall have the power to make any type of investment for the benefit of the business, to borrow money for any reasonable purpose, to buy sell, improve, subdivide, protect, conserve, lease, encumber and otherwise manage and dispose of the business' real and personal property and to hypothecate by mortgage or deed of trust or pledge, or otherwise take any measures C4S deems appropriate to expand the capital of the business.

     C4S is authorized to pay or to cause to be paid out of the assets of the business, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the management hereof, including, but not limited to, such expenses and charges for the services of the business' employees, contractors, and agents, and such other expenses and charges as C4S may deem necessary or proper to incur.

     As an independent wholly owned subsidiary , C4S shall not be subject to any intercorporate charges, overhead allocations or chargeable or liable for any losses, obligations, debts or other liabilities of WSN or other affiliates or subsidiaries.

     (D) The WSN Transfer shares held in escrow will be distributed by the Escrow Agents in accordance with the following schedule:

      1) Six months after execution of this agreement, 2,000,000 shares (the Initial WSN Shares).

      2) All remaining WSN shares in escrow (the Earn-Out Shares) upon a determination made within fifteen days following the end of each quarter upon the date of the anniversary of the close, that any of the following conditions have been met:

     (a) the gross annualized revenues of the C4S Division increased as follows, is greater than $5,000,000; or

     (b) the annualized net income of the C4S Division increased as follows, is greater than $300,000; or

     (c) the annualized number of telecommunication subscriber lines of the C4S Division increased as follows, is greater than 25,000.

     Each of the above measuring guidelines shall be increased by the gross revenue, net income, or subscriber lines as the case may be, of any company acquired in while or in part by WSN by way of merger, consolidation or otherwise, that was referred to WSN by C2S or C4S. The above measuring guidelines shall be determined from the regularly prepared financial statements and reports of C4S and when applicable, such other companies.

     (E) Six months after execution of this Agreement by all parties, 2,000,000 Shares of common stock held in escrow shall be released by the Escrow Agent to Seller;

     (F) No later than 30 days after the second anniversary date of the execution of the agreement, WSN shall furnish C2S with audited financial statements of C4S and WSN . Based upon the net income of C4S including net income from those entities described in Sec, 1.4
(D), in relation to the net income of WSN as shown in said statements, WSN shall cause to be issued to C2S so many additional shares as follows: ) Twenty-Four months after the execution of this Agreement, the Seller shall receive a additional shares based upon C4S pro rata share of net income. The additional shares will raise the Seller to 51% ownership of the outstanding WSN common stock if C4S produces 60% of the net income of the consolidated entity. The stock dividend will raise the Seller to 49% ownership of the outstanding WSN common stock if C4S produces 50-59% of the net income of the consolidated entity. The stock dividend will raise the Seller to 30% ownership of the outstanding WSN common stock if C4S produces 30-49% of the net income of the consolidated entity. There will be no stock dividend if C4S produces less than 30% of the net income of the consolidated entity.

     (G) The Seller will receive 50% of the benefit of any merger, acquisition or spin-off of entities referred to WSN by C2S or C4S. The volume of any company acquired by WSN so referred will be included in the revenue calculations referenced in (E) above.

     (H) All consideration received in a spin-off or other transfer of the C4S Division of WSN or its assets, including but not limited to shares of stock received thereby, shall be distributed 75% to C2S, WSN will receive 10% of the common stock of the spun-out entity.
WSN shareholders will receive 10% of the common stock of the spun-out entity. Marc R. Tow & Associates will receive 5% of the common stock of the spun-out entity. In the event of a spin-off, WSN will pay all related legal fees and costs, ensure that shareholders receive warrants of the spun-out entity. As used in this agreement, the spin off of the C4S Division of WSN shall mean the issuance or exchange of C4S shares to a publicly-held company which in turn will issue its shares in a tax favored distribution to the persons and in the proportions noted herein. WSN agrees to utilize reasonable efforts to achieve a spin-off of the C4S Division.

     (I) All transactions contained in this Agreement shall be conducted in an Escrow utilizing co- escrow agents. The initial
Escrow agents shall be Steve Vickery and Jack Harris. The parties acknowledge that an Escrow Agreement is executed of even date herewith.

     (J) The WSN Initial Shares and the C4S Shares shall be released from Escrow concurrently at the time specified in 1.4(D)(1) above or earlier upon written demand for such concurrent release by WSN.

     (K) The Earn-Out Shares shall be released from escrow and delivered to C2S in accordance with the provisions of section 1.4(D) provided however, in the event the spin-out referred to in section 1.4(G) has not been completed and shares are distributed in accordance therewith on or before nine (9) months after the Close, then all earn-out shares shall be released from the Escrow and delivered to C2S.

     (L) The release of shares from escrow will be determined periodically, but in no case less frequently than quarterly. All determinations as to when criteria for release as set forth herein above have been met, shall be issued by an SEC practice section accountant as selected and approved by all parties. The dispute resolution mechanism of section 10.14 herein shall apply in the event of disagreement in the selection of the SEC practice section accountant.

     (M) C2S shall have the right to transfer by way of assignment or otherwise, in whole or in part, its right to receive WSN shares under this Agreement on condition the transferee execute and deliver an investment letter in the form set forth in section 1.5.

     (N) No later than three (3) years after the Close or in the event prior thereto WSN undertakes a public offering of its securities through registration with the Securities and Exchange Commission under the Securities Act of 1933, WSN shall register all shares of common stock C2S receives or is to receive under this Agreement including shares referred to herein as Additional Shares Such registration of WSN shares in the case of such public offering shall be as part of such public offering. In the case of such public offering and to the extent WSN is required by the underwriters of such public offering to restrict the number of pre-existing shares that may be registered with such public offering, WSN shall only be required to register that percentage of C2S shares of WSN in the aggregate bears in proportion to all WSN shares issued and outstanding at the time the registration statement for the offering is filed.

     (O) WSN agrees that upon demand of C2S on or before the Close, the transactions contemplated by this agreement shall be construed into a tax free reorganization in accordance with the provisions of section 368 of the Internal Revenue Code, provided however, such restructuring shall not materially adversely effect the rights, benefits or obligations of WSN as set forth herein.

     1.5 Investment Intent. The Seller represent and warrant that they are acquiring the WSN Group, Inc. Shares for investment purposes only and not with an intent to re-sell the same. The Seller shall execute their investment letter to WSN as part of the closing of this sale.
The Seller acknowledge and understand that the WSN shares which are being issued to them are registered securities and will bear a standard restrictive legend, subject to the terms of Rule 144 of the Securities Act of 1933, upon issuance. No sale or other disposition of these shares will be allowed except upon the removal of the restrictive legend

2.  Closing

     2.1. Closing Date. The closing of the sale and purchase provided for herein (the "Closing") shall take place at 10:00 A.M., local time, at the offices of WSN on or before February 2, 2002, or at such other place, time and date as may hereafter be mutually agreed upon by the parties (such time and date of Closing being hereinafter called the "Closing Date"). The execution date shall be the date of execution of this Agreement.

     2.2. Action by Buyer. Subject to the terms and conditions herein contained, on the Execution date of this Agreement Buyer shall deliver to the Escrow Agent (in addition to the documents and instruments to be delivered by it pursuant to Articles 3 and 9 hereof):

          (a)  delivery of six million five hundred thousand
     (6,500,000) shares of restricted common capital stock of WSN ;

     2.3. Action by the Sellers. Subject to the terms and conditions herein contained, on the Closing Date the Sellers, shall deliver to Escrow Agents (in addition to the documents and instruments to be delivered by it pursuant to Articles 3 and 8 hereof):

          (a) a duly executed stock power, signature guaranteed representing all shares and ownership interests in C4S;

          (b) all such warranties and licenses necessary to operate the equipment and software as of the execution date;

          (c) all third party consents and governmental and administrative approvals, as shall be, in the opinion of Buyer, necessary or appropriate in order to convey, transfer and assign to and vest in Buyer good and marketable right, title and interest in and to the Purchased Shares, free and clear of all liens, security interests, claims, charges and encumbrances of any nature whatsoever.

3.  Additional Covenants.

     3.1. Further Assurances. The Seller and Buyer hereby agree that it shall from time to time after the Closing Date, at its sole cost and expense, take any and all actions, and execute, acknowledge, deliver, file and/ or record any and all documents and instruments, as any other party may reasonably request in order to more fully perfect the rights which are intended to be granted to such party hereunder.

     3.2. Non-Assignable Contracts. Anything in this Agreement contained to the contrary notwithstanding, nothing in this Agreement shall be construed as an attempt to assign (a) any contract or agreement that is at law non-assignable without the consent of the other party thereto and as to which such consent shall not have been given, or (b) any contract or agreement as to which all the remedies for the enforcement thereof and the rights thereunder enjoyed by the Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, that the full value of every contract and agreement of the character described in clauses (a) and (b) of the immediately preceding sentence and all claims and demands relating to such contracts and agreements may be realized, the Seller hereby agree with Buyer that they will, at their sole cost and expense, at the request and under the direction of Buyer, in the name of the Seller or otherwise, as Buyer shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall be, in the opinion of Buyer, necessary or desirable (i) in order that the rights and benefits of the Seller under such contracts and agreements shall be preserved and (ii) for, and to facilitate, the collection of the monies, services or warranties due and payable, and to become due and payable, to the Seller in and under every such contract and agreement, and the Seller will hold the same for the benefit of and will pay the same, when received, to Buyer.

     3.3. Investigation. Between the date hereof and the Closing Date Buyer and Seller may, directly and through its representatives, make such investigation of the Business of the other and the Purchased Shares and underlying Assets as each deems necessary or advisable, but such investigation shall not affect any of the representations and warranties of the Seller or Buyer contained herein or in any instrument or document delivered pursuant hereto. In furtherance of the foregoing, each party and party's representatives shall have, at all reasonable times after the date hereof, full access to the premises and to the books and records of the Business of the other , and the each party shall furnish to the other and its representatives such contracts, purchase orders, invoices, financial and operating data and other information with respect to the Business and the underlying Purchased Assets as each party may from time to time reasonably request. Each party shall use its reasonable efforts not to disclose or use any confidential information that it obtains in connection with the foregoing, except to the extent which it deems to be necessary in order to evaluate the Business. In the event that the purchase and sale transaction provided for herein is not consummated for any reason whatsoever, each party shall return to the other all documents, workpapers and other written materials which were obtained by it during the course of such investigation which constitute confidential information.

     3.4. Consummation of Transaction. Each of the parties hereto hereby agrees to use his or its best efforts to cause all conditions precedent to his or its obligations and to the obligations of the other parties hereto to consummate the transactions contemplated hereby to be satisfied, including, but not limited to, using his or its best efforts to obtain all required consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

     3.5. Cooperation. Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the opinion of any of the parties hereto in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated hereby.

     3.6. Accuracy of Representations. Each party hereto agrees that prior to the Closing Date he or it will enter into no transaction and take no action, and will use his or its best efforts to prevent the occurrence of any event, which would. result in any of his or its representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument delivered pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

     3.7.  Conduct of Business.   Sellers covenant and agree to use
their best efforts to cause C4S to conduct its and their Business operations during the period from the date hereof to the Closing Date only in the ordinary course of business and in a manner consistent with the equipment lists and criteria previously provided to Buyer and in compliance with applicable laws, except pursuant to the terms hereof

     3.8. Use of Names. At the Closing C4S and the Sellers take such other action as is necessary or is in the opinion of Buyer desirable so that Buyer will have full and exclusive right, title and interest in and to, and exclusive use of, all of the names, brands and marks used in connection with the Business, including, without limitation, the names "Connect2Save" or "Connect4Savings". In furtherance of the foregoing, the Seller hereby agree from and after the Closing Date they shall not use or permit any of their companies or affiliates to use, directly or indirectly, any of such words, names, brands, marks or expressions, or anything so closely resembling any of the foregoing as to be likely confused therewith, or as to be likely to detract from the value of any of the underlying Purchased Assets or the Business.

     3.10. Payment of Taxes Upon Transfer of Purchased Assets. The Seller shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes (real estate or otherwise), and any and all filing, recording, registration and similar fees, arising out of the transactions contemplated by this Agreement.

     3.11. Survival of Representations and Warranties. Each of the parties hereto hereby agrees that all representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto shall survive for a period of three (3) years following the Closing Date and the consummation of the transactions contemplated hereby, except with respect to the representation and warranties set forth in Sections 4 which shall survive for the applicable statute of limitation periods.

     3.12. Books and Records. The Seller shall, for a period of at least seven (7) years following the Closing Date, maintain and make available to Buyer and its representatives for inspection and reproduction, during regular business hours, all books and records relating to the Purchased Assets, and the Business. Buyer shall, for a period of at least seven (7) years following the Closing Date, maintain and make available to the Seller and their representatives for inspection and reproduction, during regular business hours, all books and records relating to the underlying Purchased Assets, the Business, but only insofar as said books and records relate to periods ending on or prior to the Closing Date.

     3.13. Discharge of Liens. The Seller shall cause all liens, claims, charges and encumbrances upon any of the Purchased Shares to be terminated or otherwise discharged at or prior to the Closing.

     3.14.  Products Liability Insurance.  On or prior to the
Closing Date, C2S and C4S shall, at its expense, cause Buyer to be named as an additional insured under such products liability insurance policies as in effect on the Closing Date, if any. The Seller shall provide Buyer with a copy of said policies at the Closing, together with the written agreements of the insurers that said policies will not be modified or canceled without at least 30 day's prior written notice to Buyer.

     3.15 Quarterly Financial Statements. Commencing as of the execution of this Agreement, C4S shall provide quarterly unaudited financial statements to WSN within fifteen (15) days of the end of each quarter. Said obligation shall continue so long as C4S remains a part of the consolidated entity.

4. Representations and Warranties as to Each Selling Individual and the Seller. Each of the Seller jointly and severally represent and warrant to Buyer as follows:

     4.1. Ownership and Power. The Seller own the shares of C4S without limitation, lien or restriction thereon. There are no options, rights, or other claims or rights to ownership of C4S shares except as disclosed on Exhibit 4.1 hereto. C2S has full power and authority to own, lease and operate the underlying purchased assets, the business and to carry on its business as presently contemplated and as provided in the marketplace. There are no states or jurisdictions in which the character and location of any of the equipment or properties owned or leased by C4S, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation.

     4.2.  Fair Market Value.    The consideration exchanged herein is
adequate. All shares being sold to Buyer herein hereto have been duly and validly purchased and are fully paid for with no claim or lien or set-off.

     4.3. Authority. The execution and delivery by the Seller of this Agreement and of all of the agreements to be executed and delivered by them pursuant hereto, the performance by them of their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Seller, and the Seller have all necessary power with respect thereto. This Agreement is, and when executed and delivered by the Selling Individual and the Seller (to the extent that they are parties thereto) each of the other agreements to be delivered by any or all of them pursuant hereto will be, the valid and binding obligation of the Selling Individual and the Seller (to the extent that they are parties thereto) in accordance with its terms.

     4.4. Non-contravention. Except as set forth on Schedule 4.4 neither the execution and delivery by any Selling Shareholder or any of the Seller of this Agreement or of any agreement to be executed and delivered by any or all of them pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by any of them of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (a) conflict with or result in a breach of any provision of any Agreements or Licenses of the Seller, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to any of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which any of them is a party or by which any of them may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental or administrative authority which is applicable to any of them, or (d) result in the creation or imposition of any lien, claim, security interest restriction, charge or encumbrance upon any of the Purchased Shares, or (e) interfere with or otherwise adversely affect the ability of Buyer to carry on the Business after the Closing Date on substantially the same basis as is now contemplated by the Seller.

     4.5. Absence of Undisclosed Liabilities. C4S and the Seller have no liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, which have not been (a) in the case of liabilities and obligations of a type customarily reflected on a balance sheet prepared in accordance with GAAP, or (b) in the case of other types of liabilities and obligations, described in any of the Schedules delivered pursuant hereto or omitted from said Schedules in accordance with the terms of this Agreement.

     4.6. Shares and Underlying Assets. The Purchased Shares and the Assets of C4S comprise all of the assets which are necessary in order for Buyer to carry on the proposed Business after the Closing Date on substantially the same basis as is now contemplated by the Seller and as represented to the Buyer. The Seller have good and valid title to all of the Purchased Shares, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever and C4S has good and valid title to all of its Assets. All equipment and software which are material to the business, operation or condition (financial or otherwise) of C4S are in good operating condition and repair, and are suitable for the purposes for which they are used; and none of such equipment, software or systems, when built, will require any specialized repairs except for ordinary, routine maintenance and repairs which are not substantial in nature or cost. C4S shall provide a list of the Purchased assets and shall be attached as
Exhibit 4.6 hereto. No personal property items currently utilized by employees of C4S to perform duties shall be included in the Purchased Assets.

     4.7. Litigation. Other than as set forth in Schedule 4.7 there are no claims, suits, actions, arbitration, investigations, inquiry or other proceeding before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of the Seller, threatened, against or relating to the Seller, the-Business or any of the Purchased Assets; nor, is there any basis for any such claim, suit, action, arbitration, investigation, inquiry or other proceeding. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to the Seller, the Business or any of the Purchased Assets, the effect of which is
(a) to limit, restrict, regulate, enjoin or prohibit any business practice in any area, or the acquisition of any properties, assets or businesses, or (b) otherwise materially adverse to the Business or any of the Purchased Shares or underlying Assets.

     4.8. No Violation of Law. The Seller are not engaging in any activity or omitting to take any action as a result of which (a) it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Seller, the Business or any of the Purchased Shares or Assets, including, but not limited to, those relating to: occupational safety and health; environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use, and (b) the Seller, the Business and/ or any of the Purchased Assets have been or may be materially and adversely affected.

     4.9. Intellectual Property. Schedule 4.9 is a complete and correct list of all (a) United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brand marks and brand name registrations, service-marks and serviceman registrations, assumed names and copyrights and copyright registrations, owned in whole or in part or used by C4S and/ or the Seller for use through C4S, and all applications therefore, (b) inventions, discoveries, improvements, processes, formulae, proprietary rights and trade secrets relating to the Business, and
(c) licenses and other agreements to which the Seller is a party or otherwise bound which relate to any of the foregoing. Except as expressly set forth in said Schedule 4.9 (a) the Seller owns or has the right to use all of the foregoing; (b) no proceedings have been instituted, are pending or, to the best of the knowledge of the Seller are threatened, which challenge the rights of the Seller in respect thereto or the validity thereof and, to the best knowledge of the Seller, there is no valid basis for any such proceedings; (c) none of the aforesaid violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; and (d) none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge.

     4.10. Tax Matters. The Seller have filed with the appropriate governmental agencies all tax returns and reports required to be filed by them, and have paid in full or made adequate provision for the payment of, all taxes, interest, penalties, assessments and deficiencies shown to be due or claimed to be due on such tax returns and reports. The United States federal income tax returns of the C4S have not been examined by the Internal Revenue Service (the "IRS").

     4.11 Insurance. Attached hereto as Schedule 4.11 is a complete and correct list and summary description of all policies of insurance relating to any of the underlying Purchased Assets or the Business in which the Seller are an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by the Seller with respect to any such policy. In the opinion of the Seller, such policies cover risks normally insured against, and are in amounts normally carried, by companies engaged in similar businesses. The Seller has not sustained any material loss or interference with their business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court of governmental action, order or decree.

     4.12  Employee Arrangements.

           (a) Schedule 4.12 is a complete and correct list and summary description of all (i) union, collective bargaining, employment, management, termination and consulting agreements to which the Seller is a party or otherwise bound, and (ii) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of the Seller. Said Schedule also lists the names and compensation of all employees of the Seller whose earnings during the last fiscal year was $25,000 or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least said amount in respect of the present year.

          (b) Schedule 4.12 also sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $1,000 per individual) made by the Seller to any of its officers, directors, employees, Shareholders, partners or consultants.

     4.13.  Certain Business Matters.  Except as is set forth in
Schedule 4.13 (a) neither C2S and C4S nor the Seller is/ are not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of the products and services of the Business, (b) the product and service warranties given by the Company or by which they are bound (complete and correct copies or descriptions of which are set forth on Schedule 4.13, entail no greater obligations than are customary in the business of the Company, (c) the Company is not a party to or bound by any agreement which limits its freedom to compete in any line of business or with any person, or which is otherwise materially burdensome to it, and (d),C4S is not a party to or bound by any agreement in which (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

     4.14. Certain Contracts. Schedule 4.14 is a complete and correct list of all contracts, commitments, indentures, mortgages, obligations, agreements and understandings which are not set forth in any other Schedule delivered hereunder and to which C4S is a party or otherwise bound, except for each of those which (a) was made in the ordinary course of business, and (b) either (i) is terminable by C4S (and will be terminable by Buyer) without liability, expense or other obligation on 30 days, notice or less, or (ii) may be anticipated to involve aggregate payments to or by C4S of $10,000 (or the equivalent) or less calculated over the full term thereof, and (c) is not otherwise material to the Business or any of the underlying Purchased Assets. Complete and correct copies of all contracts, commitments, indentures, mortgages, obligations, agreements and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by C4S to Buyer, and except as expressly stated on the Schedule on which they are set forth, (a) each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (b) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (c) none of them is materially burdensome to the Company. None of the material provisions of such contracts, instruments or agreements violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Business or the underlying Purchased Assets.

     4.15. Approvals. Schedule 4.15 is a complete and correct list of all governmental, administrative and third-party consents, permits, appointments, approvals, licenses, certificates, franchises and other authorizations which, are necessary for the operation of the Business or to own or operate C4S and the underlying Purchased Assets, all of which have been obtained by C4S and/ or the Seller and are in full force and effect. There are no proceedings pending or, to the best of the Seller' knowledge, threatened, or any basis therefore, seeking to cancel, terminate or limit such consents, permits, appointments, approvals, licenses, certificates, franchises or other authorizations.

     4.16. Information as to the Seller. None of the representations or warranties made by the Seller or any of the Seller in this Agreement or in any agreement executed and delivered by or on behalf of any of them pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

5. Representations and Warranties as to Buyer. WSN represents and warrants to the Seller as follows:

     5.1. Organization. Standing and Power. WSN is a Nevada Corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. As of January 1, 2000, WSN has 500,000,000 common shares authorized with a par value of $0.001 per share, of which approximately 35,000,000 are issued and outstanding. All shares are fully paid and non-assessable.

     5.2 Authority. The execution and delivery by WSN of this Agreement and of each agreement to be executed and delivered by it pursuant hereto, the compliance by WSN with the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of WSN and WSN has all necessary corporate power with respect thereto. This Agreement is, and when executed and delivered by WSN each other agreement to be executed and delivered by either or both of them pursuant hereto will be, the valid and binding obligation of WSN, as applicable, in accordance with its terms. Neither the execution and delivery by WSN of this Agreement or of any of the aforementioned other agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by WSN with the provisions hereof and thereof, will (nor with the giving of notice or the lapse of time or both, would) conflict with or result in a violation of any provision of the Certificates of Incorporation or By-laws of either WSN, or in the breach of any material agreement to which WSN is a party or otherwise bound.

     5.3  Fair Market Value.    The consideration exchanged
herein is adequate and is the fair market value for the assets purchased herein.

     5.4 Litigation. Other than as set forth in Schedule 5.4 there are no claims, suits, actions, arbitration, investigations, inquiry or other proceeding before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of the Buyers, threatened, against or relating to the Buyers, the-Business ; nor, is there any basis for any such claim, suit, action, arbitration, investigation, inquiry or other proceeding. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to the Buyers
Business , the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice in any area, or the acquisition of any properties, assets or businesses, or (b) otherwise materially adverse to the Business or underlying Assets.

     5.5 No Violation of Law. The Buyers are not engaging in any activity or omitting to take any action as a result of which (a) it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Buyers, including, but not limited to, those relating to: occupational safety and health; environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use.

     5.6 Approvals. Schedule 5.6 is a complete and correct list of all governmental, administrative and third-party consents, permits, appointments, approvals, licenses, certificates, franchises and other authorizations which, are necessary for the operation of the Business or to own or operate WSN, all of which have been obtained by Buyer and are in full force and effect. There are no proceedings pending or, to the best of the Buyer's knowledge, threatened, or any basis therefore, seeking to cancel, terminate or limit such consents, permits, appointments, approvals, licenses, certificates, franchises or other authorizations.

6. Indemnification.

     6.1. Indemnification by the Seller and the Selling Stockholders. The Seller and each Selling Stockholders, jointly and severally, indemnify and hold WSN harmless from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto (a "Loss") which Loss WSN and/or Buyer may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (a) liabilities other than the Assumed Liabilities,
(b) the noncompliance with any applicable bulk transfer laws of any jurisdiction, or (c) the breach by the Seller or any of the Seller of any representation, warranty or covenant made by him or it in this Agreement or in any agreement or instrument executed and delivered pursuant hereto. This indemnification obligation shall also apply to claims directly by WSN against the Seller and/ or the Selling Stockholders as well as to third party claims.

     6.2. Indemnification by Buyer. Buyer indemnities and holds the Seller and the Seller harmless from and against any Loss, which Loss any of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with
(a) the Assumed Liabilities or (b) the breach by Buyer of any representation, warranty or covenant made by it in this Agreement or in any agreement or instrument executed and delivered pursuant hereto. This indemnification obligation shall also apply to claims directly by the Seller and/ or the Seller against Buyer as well as to third party claims.

     6.3. Third Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under this Article 6, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder unless such failure materially and adversely affects the indemnifying party or parties. The indemnifying party or parties shall have ten days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with-the indemnifying parties in connection therewith; provided: (i) in the case of the Seller and/ or any of the Seller as the indemnifying party or parties, it or they shall not thereby permit to exist any lien, encumbrance or other adverse change upon any of the Purchased Assets, Buyer or the Business, and (ii) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefore by the indemnifying party or parties, If the indemnifying parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise the claim at their exclusive discretion, at the risk and expense of the indemnifying parties to the full extent set forth in Sections 6.1 or 6.2 hereof, as the case may be.

7.  Non-disclosure; Non-compete.

     7.1.  "Confidential Information" Defined.  As used in this
Article 7, the term "Confidential Information" shall mean any and all information (oral and written) relating to the Business or the Purchased Assets, other than such information which can be shown by the Seller to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of Section 7.2 below, including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; machinery and equipment; manufacturing processes; technology; research; test procedures and results; customers and prospects; marketing; and selling and servicing.

     7.2. Non-disclosure of Confidential Information. The parties hereby agrees not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential
Information in any manner whatsoever.

     7.3. Non-compete Covenant. Except as otherwise provided in the Employment Agreements, the parties shall not, during the six month period commencing on the Closing Date, directly or indirectly, within any county (or adjacent counties) in any state or Canadian province in which C4S or WSN is engaged in the Business, (a) engage or become interested in any entity (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) sells, distributes or otherwise deals with any products (or similar or competitive products) which are currently or at the expiration of the six month period are manufactured, sold, distributed or otherwise dealt with by C4S or WSN, or (b) take any other action which constitutes an interference with or a disruption of Buyer's operation of the Business or Buyer's use, ownership and enjoyment of the Business of C4S or WSN including, without limitation, the solicitations of C4S or WSN's customers, [Notwithstanding the foregoing, the Seller and each Selling Stockholder shall be permitted to own not more than 10% of any class of securities which is registered under the Securities Exchange Act of 1934, as amended; provided, however, that said limitation shall apply to the aggregate holdings of any Selling Stockholder or the Seller, as the case may be, and those of all other persons and entities with whom he or it has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities.] Further, such limitation shall not apply to Harsh Development LLC in any manner.

For purposes of clarification, but not of limitation, the Seller and each of the Seller hereby acknowledges and agrees that the provisions of this Section 7.3 shall serve as a prohibition against him or it, during the period described therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the Business to discontinue or alter his or its relationship with the Business.

     7.4. Injunctive Relief. etc. The parties hereto hereby acknowledge and agree that (a) Buyer and WSN would be irreparably injured in the event of a breach by the Selling Individual or any of the Seller of any of his or its obligations under this Article 7 with respect to unauthorized disclosure of Confidential Information or engaging in activities in violation of Section 7.3, (b) monetary damages would not be an adequate remedy for any such breach, and (c) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which the Seller or any of the Seller may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Article 7.

     7.5. Scope of Restriction. It is the intent of the parties hereto that the covenants contained in this Article 7 shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought
(the Seller and the Seller hereby acknowledging that said restrictions are reasonably necessary for the protection of Buyer). Accordingly, it is hereby agreed that if anyone or more of the provisions of this Article 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

     7.6.  Additional Undertakings.  The provisions of this
Article 7 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment or consulting agreements between Buyer and any of the Seller.

          (a) Conditions Subsequent, Right of WSN to Abandon. WSN shall have the right to terminate this Agreement and abandon the transactions contemplated hereby, returning all parties to the same positions that existed prior to the execution of this Agreement, in the event that any of the following shall not be true or shall not have occurred, as the case may be, as of the Closing Date: final financial audit of C4S and the underlying Purchased Assets delivered to WSN.

I have read and agree to the preceding paragraph.

______   ______
  RA      JA

     8.1. Accuracy of Representations and Warranties. The representations and warranties of the Seller and the Seller contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto shall have been true when made, and, in addition, shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     8.2. Performance of Agreements. The Seller and the Seller shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto and required to be performed or complied with by any or all of them at or prior to the Closing Date.

     8.3. Certificate. The Selling Individual and the Seller shall have each furnished Buyer with a certificate or certificates
(executed, on behalf of the Seller, by its President), dated the Closing Date, to the effect that he or it has fulfilled the conditions specified in Sections 8.1 and 8.2 above.

     8.4. Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and which in the judgment of Buyer or WSN makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted or threatened by any person or entity.

     8.6. Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by the Seller of their respective obligations hereunder and under any agreement delivered pursuant hereto, including, without limitation, the consent of Landlord, or which in Buyer's judgment are necessary to continue unimpaired any rights in and to the Purchased Assets which could be impaired by the purchase and sale hereunder, shall have been duly obtained and shall be in full force and effect.

     8.7. Validity of Transactions. The validity of all transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by the Seller and the Seller pursuant hereto, shall be satisfactory in all material respects to WSN and its counsel.

     8.9. Board Authorization. The approval of this Agreement and all of the transactions contemplated hereby by the Board of Directors of Buyer.

     8.10. Due Diligence. Buyer being satisfied that the results of its "due diligence" investigation (as contemplated in Section 3.3 hereof) of the Seller' business, liabilities, properties and assets are materially consistent with all of the data, statistics, financial statements, representations, assurances and other information, financial and otherwise relating to the C4S's business liabilities, properties and assets provided to Buyer by the Seller and/or the Seller, either orally or in writing, prior to the date of this Agreement.

     8.11. Audit of C4S. Buyers' expert and accountants shall have commenced their financial audit of C2S and C4S and the underlying Purchased Assets.

     8.13. No Material Adverse Changes. Except as otherwise permitted by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Buyer, a material adverse change in the condition or capability of C4S, the underlying
Purchased Assets or the Business.

9. Right of the Seller to Abandon. The Seller shall have the right to terminate this Agreement and abandon the transactions contemplated hereby in the event that any of the following shall not be true or shall not have occurred, as the case may be, as of the Closing Date:

     9.1. Accuracy of Representations and Warranties. The representations and warranties of WSN contained in this Agreement or in any document, agreement or instrument delivered by it pursuant hereto shall have been true when made, and, in addition, shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     9.2. Performance of Agreements. WSN shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by it pursuant hereto and required to be performed or complied with by it at or prior to the Closing Date.

     9.3. Certificate. Buyer shall have furnished the Seller with a certificate, executed by a responsible executive officer of Buyer, dated the Closing Date, to the effect that it has fulfilled the conditions specified in Sections 9.1 and 9.2 hereof.

     9.4. Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and which in the judgment of Seller makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted or threatened by any person or entity.

     9.5. Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by the Buyer of its obligations hereunder shall have been duly obtained and shall be in full force and effect.

     9.7 No Material Adverse Changes. Except as otherwise permitted by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of Seller, a material adverse change in the condition or capability of WSN.

10.  Miscellaneous Provisions.

     10.1. Effect of Abandonment. In the event that this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to the terms hereof, this Agreement shall forthwith become wholly void and of no force and effect, except as to the last two sentences of Section 3.3 hereof and Section 10.2 hereof; provided, however, that nothing in this Agreement contained shall be deemed to relieve any party hereto from liability for any breach of this Agreement prior to termination.

     10.2. Expenses. WSN will pay upon closing, all expenses arising from this Agreement Except as otherwise provided in this Agreement, each of the parties hereto shall pay his or its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. For purposes of this Agreement, the expenses of the Seller shall be deemed to be the expenses of the Seller.

     10.3. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     10.4. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) business day after having been deposited with courier, if sent by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or three (3) business days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to Buyer, to:

WSN Group, Inc.
John Anton, President
1530 Brookhollow, Ste. C
Santa Ana,CA 92750

Copy to:

Marc R. Tow, Esq.
3900 Birch St., Ste. 113
Newport Beach, CA 92660

If to the Seller, to:

Connect4Savings
Rich Alexander, President
42171 #F Big Bear Blvd,
Big Bear, CA 92315

Copy to:



or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

     10.5. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     10.6. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     10.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     10.8. Assignment. Prior to the Closing Date, neither this Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto, except that this Agreement may be assigned to a wholly-owned subsidiary of Buyer without the need for such prior consent.

     10.9. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     10.10. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     10.11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdictions) shall be, as to such jurisdictions), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     10.12. Announcements; Press Releases. No party hereto shall issue any press release or otherwise divulge the existence of this Agreement or the transactions contemplated hereby without the prior approval of the other parties hereto, except as may be required by applicable law or the applicable rules or regulations of any stock exchange.

     10.13. Schedules. The Schedules delivered pursuant to this Agreement are an integral part hereof. Each such Schedule shall be in writing, shall indicate the section.

     10.14  Disputes, Choice of Law.   All disputes  arising out of
this Agreement shall be submitted for informal resolution to their respective chief operating officers. Any remaining disputes shall be conducted in accordance with the Commercial Arbitration Rules of the Judicial and Mediation Service, Judicate West. The award of the arbitrators shall include a written explanation of their decision, shall be limited to remedies otherwise available in court and shall be binding upon the parties and enforceable in any court of competent jurisdiction. This agreement shall be governed by and construed in accordance with the substantive laws of the United States and California, and any action shall be initiated and maintained in a forum of competent jurisdiction in such designates state.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

WSN Group, Inc. (Buyer)


By: /s/  John Anton
John Anton, President


Connect2Save, Inc. (Seller)


By: /s/  Rich Alexander
Rich Alexander, President